EXHIBIT 23
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                  CONSENT OF INDEPENDENT AUDITORS
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The Board of Directors and Stockholders
Selective Insurance Group, Inc.


We consent to the incorporation by reference in Registration Statements (Nos. 333-10465, 333-10477, 33-36368, 33-14620, 33-61864, 33-87534 and
33-22450) on Form S-8, and Registration Statements (Nos.2-80881, 33-28488 and 33-30833) on Form S-3 of Selective Insurance Group, Inc. (The Company) of our reports dated January 17, 1997, relating to the consolidated balance sheets of Selective Insurance Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1996, which reports appear in the December 31, 1996 Annual Report on Form 10-K of Selective Insurance group, Inc.

As discussed in note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.




March 25, 1997                          /s/ KPMG Peat Marwick LLP
Short Hills, New Jersey                     ---------------------
                                            KPMG Peat Marwick LLP